UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2020

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-38363	84-3235695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2626 Fulton Drive NW

Canton, OH 44718

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (330) 458-9176

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HOFV	Nasdaq Capital Market
Warrants to purchase 1.421333 shares of Common Stock	HOFVW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 1, 2020 (the “Effective Date”), Hall of Fame Resort & Entertainment Company (the “Company”) entered into a term loan agreement (the “Term Loan Agreement”) among the Company, HOF Village Newco, LLC, a wholly-owned subsidiary of the Company (“Newco”), and certain of Newco’s subsidiaries, as borrowers (collectively, the “Borrowers”), and Aquarian Credit Funding LLC (“Aquarian”), as lead arranger, administrative agent, collateral agent and representative of the lenders party thereto (the “Lenders”), pursuant to which the Company borrowed $40.0 million from the Lenders (the “Term Loan”). The term of the Term Loan Agreement is 12 months from the Effective Date, with an optional 12-month extension at the Lenders’ discretion (the “Term”). The Term Loan will bear interest at a fixed rate equal to 10.0% per annum, payable monthly in advance on the outstanding amount of the Term Loan during the Term.

On the Effective Date, the Company used approximately $4.04 million from the Term Loan to prefund an amount equal to the cash interest on the Term Loan for the entire Term into an account controlled by Aquarian. The Company used approximately $23.3 million from the Term Loan to pay the outstanding balance and fees under the Company’s bridge loan, dated March 20, 2018, among the Company, various lenders party thereto and GACP Finance Co., LLC. The remaining proceeds of the Term Loan, after payment of various fees and expenses, and subject to the Liquidity Covenant (defined below), are available for general corporate purposes.

The Term Loan Agreement contains customary affirmative and negative covenants for this type of Term Loan, including without limitation (i) affirmative covenants, including the maintenance of certain key contracts and content rights, adherence to a detailed cash flow forecast including a hard cost and a soft cost construction budget, and (ii) negative covenants, including restrictions on additional indebtedness, prepayment of other indebtedness, transactions with related parties, additional liens, dividends, investments and advances, sales of assets, capital expenditures, mergers and acquisitions, and standard prohibitions on change of control. Additionally, from the Effective Date until repayment of the Term Loan, the Company must maintain, in an account controlled by Aquarian (the “Proceeds Account”), cash and cash equivalents equal to at least $7.5 million (the “Liquidity Covenant”). Subject to stated exceptions, the Company must deposit all funds received by the Borrowers during the Term from any and all sources into the Proceeds Account and must have Aquarian’s prior written approval to withdraw any amounts from the Proceeds Account, pursuant to a budget and schedule agreed upon by the parties. There is currently $10.9 million in the Proceeds Account. The Company is also required to prepay the outstanding balance of the Term Loan under certain circumstances and the Lenders will have the right to approve certain types of transactions by the Company during the Term.

The Company has provided collateral in connection with the Term Loan, including, with certain exceptions: (i) a perfected, first priority security interest in all real and intangible property of the Company, including cash and accounts (to be perfected through account control agreements), contracts, intellectual property, leases, plans and specifications, permits, licenses, approvals, entitlements, and development rights; (ii) a perfected first priority pledge of 100% of the portion of the ownership interests in the Company’s subsidiaries; and (iii) a first mortgage, an assignment of leases and rents, and environmental indemnity covering the property owned by the Borrowers (collateral protection to include other customary documentation, including but not limited to deeds in lieu and cognovits, subject to prior exhaustion of all customary notice and cure periods in the event of default, as detailed in the Term Loan documents).

The Term Loan is guaranteed up to $22.3 million (the “Guaranty”) by IRG Master Holding, Inc. (“IRGMH”), an affiliate of Industrial Realty Group, LLC that is controlled by one of the Company’s directors, Stuart Lichter. The Guaranty will terminate upon the occurrence of any of the following events: (i) the payment in full of all obligations under the Term Loan Agreement; (ii) IRGMH or any of its affiliates purchases a portion of the Term Loan pursuant to a written agreement mutually acceptable to Aquarian, the required Lenders and IRGMH (whether in the form of a co-lender arrangement or participation) in an amount equal to or greater than the amount guaranteed by IRGMH under the Guaranty; or (iii) Borrowers deposit in the Proceeds Account net cash proceeds from additional permitted equity issuances and/or permitted indebtedness in an amount equal to or greater than $25 million.

In connection with the execution of the Term Loan Agreement and Guaranty, the Company paid customary fees and expenses.

The foregoing description of the Term Loan Agreement and the Guaranty does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Term Loan Agreement and the Guaranty, which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

A copy of the press release announcing the Company’s entry into the Term Loan Agreement and the Guaranty is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
10.1+	Term Loan Agreement, dated December 1, 2020, among Hall of Fame Resort & Entertainment Company, HOF Village Newco, LLC, certain of its subsidiaries, and Aquarian Credit Funding LLC
10.2	Guaranty Agreement, dated December 1, 2020, by IRG Master Holding, Inc.
99.1	Press Release dated December 2, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Registration S-K. The registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

	By:	/s/ Michael Crawford
Name: Michael Crawford
Title: President and Chief Executive Officer

Dated: December 2, 2020

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